ATTACHMENT C TO
                                                   SECURITIES PURCHASE AGREEMENT

                          REGISTRATION RIGHTS AGREEMENT


         THIS REGISTRATION RIGHTS AGREEMENT, dated the 31st day of March, 1997, between the person listed on the signature page hereto (the "Subscriber") and C-PHONE CORPORATION, a New York corporation having its principal place of business at 6714 Netherlands Drive, Wilmington, NC 28405 (the "Company").

         WHEREAS, the Company is a party to certain Securities Purchase Agreements dated the date hereof (the "Purchase Agreements"), pursuant to which it has agreed to issue and sell an aggregate of not less than three million four hundred thousand dollars ($3,400,000) nor more than five million dollars ($5,000,000) of its shares (the "Shares") of common stock, $.01 par value per share ("Common Stock"), and accompanying contingent value rights (the "Rights", and collectively with the Shares the "Securities"); and

         WHEREAS, the Company has agreed to grant to the Subscriber and the other subscriber parties to the various Purchase Agreements (each, a "Holder" and collectively, the "Holders") certain registration rights set forth herein with respect to the Securities; and

         WHEREAS, Daniel Flohr, President and Chief Executive Officer of the Company ("Flohr") has delivered to Josephthal Lyon & Ross Incorporated ("JLR") 250,000 shares of his Common Stock (the "Escrowed Shares") to be used to satisfy certain obligations to the Holders.

         NOW, THEREFORE, the parties hereto mutually agree as follows:

         Section 1. REGISTRABLE SECURITIES. As used herein, the term "Registrable Security" means the Shares and the shares of Common Stock issuable upon exercise of the Rights (the "Right Shares"); provided, however, that with respect to any particular Registrable Security, such security shall cease to be a Registrable Security when, as of the date of determination, (i) it has been effectively registered under the Securities Act of 1933, as amended (the "1933 Act") and disposed of pursuant thereto, (ii) registration under the 1933 Act is no longer required for the immediate public distribution of such Common Stock as a result of the provisions of Rule 144, or (iii) with respect to any Right Shares, they have not yet been issued and the Rights have ceased to be outstanding. The term "Registrable Securities" means any and/or all of the shares of Common Stock falling within the foregoing definition of a Registrable Security. In the event of any merger, reorganization, consolidation, recapitalization or other change in corporate structure affecting the Common Stock, such adjustment shall be made in the definition of Registrable Security as is appropriate in order to prevent any dilution or enlargement of the rights granted pursuant to this Section 1.

         Section 2. RESTRICTIONS ON TRANSFER. The Holder acknowledges and understands that prior to the registration of the Registrable Securities as provided herein, the Securities are "restricted securities" as defined in Rule 144 promulgated under the 1933 Act. The Holder understands that no disposition or transfer of the Securities may be made by the Holder in the absence of (i) an opinion of counsel reasonably satisfactory to the Company that such transfer may be made, or (ii) a registration statement under the 1933 Act then being effective with respect thereto.

         Section 3.   REGISTRATION RIGHTS.

         (a) At any time commencing fifteen (15) days after the date hereof, the Holders owning at least thirty-three percent (33%) of the Shares shall have the right (if not previously exercised by any other Holder or Holders), exercisable by written notice to the Company (the "Demand Registration Request"), to have the Company prepare and file with the Securities and Exchange Commission (the "SEC") within five

(5) days after receipt of the Demand Registration Request a registration statement on Form S-3 (the "Registration Statement"), on one occasion, at the sole expense of the Company (except as provided in Section 3(c) hereof), in respect of all Holders of Registrable Securities, each of whom shall have the right to include their Registrable Securities therein if they have provided to the Company, within five (5) days after receipt thereof, a properly completed questionnaire of the type commonly used for offerings of this kind, so as to permit a public offering and sale of the Registrable Securities under the 1933 Act.

         (b) The Company will use its reasonable best efforts to maintain any Registration Statement or post-effective amendment filed under this Section 3 hereof current under the 1933 Act until the earlier of (i) the date that all of the Registrable Securities have been sold pursuant to the Registration Statement and (ii) the first anniversary of the effective date of the Registration Statement.

         (c) All fees, disbursements and out-of-pocket expenses and costs incurred by the Company in connection with the preparation and filing of any Registration Statement under Section 3(a) hereof and in complying with applicable securities and Blue Sky laws (including, without limitation, all attorneys' fees) shall be borne by the Company. The Holder shall bear the cost of underwriting discounts and commissions, if any, applicable to the Registrable Securities being registered and the fees and expenses of its counsel. The Company at its expense will supply the Holder with copies of such Registration Statement and the prospectus or offering circular included therein and other related documents in such quantities as reasonably may be requested by the Holder.

         (d) The Company shall not be required by this Section 3 to include a Holder's Registrable Securities in any Registration Statement which is to be filed if, in the opinion of counsel for both the Holder and the Company (or, should they not agree, in the opinion of another counsel experienced in securities law matters reasonably acceptable to counsel for the Holder and the Company) the proposed offering or other transfer as to which such registration is requested is exempt from applicable federal and state securities laws and would result in all purchasers or transferees thereof obtaining securities which are not "restricted securities", as defined in Rule 144 under the 1933 Act.

         (e) (i) In the event that the Registration Statement to be filed by the Company pursuant to Section 3(a) hereof is not declared effective by the SEC within ninety five (95) days after receipt by the Company of the Demand Registration Request, then JLR shall cause to be delivered from the Escrowed Shares to each Holder, as a penalty, for each day thereafter until the earlier of (A) the date that the Registration Statement is declared effective (the "Effective Date") and (B) the 185th day after the receipt by the Company of the Demand Registration Request, all rights with respect to such number of shares of Common Stock as shall equal the product of (x) 1,000 and (y) a fraction, the numerator of which is the purchase price paid for the Securities by the Holder and the denominator of which is the aggregate purchase price paid for the Securities by all of the Holders.

              (ii) In the event that the Registration Statement is not declared effective by the SEC within one hundred eighty five (185) days after receipt by the Company of the Demand Registration Request, then JLR shall cause to be delivered from the Escrowed Shares to each Holder, as a penalty, all rights with respect to such number of shares of Common Stock as shall equal the product of
(A) 160,000 and (B) a fraction, the numerator of which is the purchase price paid for the Securities by the Holder and the denominator of which is the aggregate purchase price paid for the Securities by all of the Holders.

         (f) No provision contained herein shall preclude the Company from selling securities pursuant to any Registration Statement in which it is required to include Registrable Securities pursuant to this Section 3.

         Section 4. APPROVAL OF ISSUANCE OF EXCESS RIGHTS. Notwithstanding the obligation of the Company hereunder to register the Right Shares, the Holder acknowledges that, pursuant to the listing requirements of The Nasdaq National Market ("NNM"), the Company will be required to seek the approval (the "Rights

Proposal") of its shareholders prior to the issuance of any Excess Right Shares (as defined below). For purposes of this Agreement, "Excess Right Shares" shall mean any Right Shares in excess of the difference between 870,000 and the aggregate number of Shares sold pursuant to the Purchase Agreements. The Company agrees (i) to include the Rights Proposal in its proxy materials for the Company's regularly scheduled 1997 Annual Meeting of Shareholders to be held no later than August 30, 1997, (ii) to use its best efforts to obtain timely clearance from the SEC of such proxy materials, (iii) to mail such proxy materials in a timely manner and (iv) to use its best efforts to cause the Company's board of directors to recommend (and not subsequently withdraw) approval of the Rights Proposal to shareholders.

         Section 5. COOPERATION WITH THE COMPANY. The Holders will reasonably cooperate with the Company in all respects in connection with this Agreement, including, timely supplying all information reasonably requested by the Company and executing and returning all documents reasonably requested in connection with the registration and sale of the Registrable Securities.

         Section 6. REGISTRATION PROCEDURES. If and whenever the Company is required by any of the provisions of this Agreement to effect the registration of any of the Registrable Securities under the 1933 Act, the Company shall (except as otherwise provided in this Agreement), expeditiously:

         (a) prepare and file with the SEC and the National Association of Securities Dealers, Inc., if applicable, such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement effective and to comply with the provisions of the 1933 Act with respect to the sale or other disposition of all Registrable Securities covered by the Registration Statement whenever the Holder or Holders of such Registrable Securities shall desire to sell or otherwise dispose of the same (including prospectus supplements with respect to the sales of securities from time to time in connection with a Registration Statement pursuant to Rule 415 under the 1933 Act);

         (b) furnish to each Holder such numbers of copies of a summary prospectus or other prospectus, including a preliminary prospectus or any amendment or supplement to any prospectus, in conformity with the requirements of the 1933 Act, and such other documents, as such Holder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by such Holder;

         (c) use its reasonable best efforts to register and qualify the Registrable Securities covered by the Registration Statement under such other securities or blue sky laws of such jurisdictions as the Holders shall reasonably request, and do any and all other acts and things which may be necessary or advisable to enable each Holder to consummate the public sale or other disposition in such jurisdictions of such Registrable Securities owned by such Holder, except that the Company shall not for any such purpose be required to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified or to file therein any general consent to service of process;

         (d) use its best efforts to list the Registrable Securities on the NNM or any securities exchange on which the Common Stock is then listed, if the listing of such Registrable Securities is then permitted under the rules of the NNM or such exchange;

         (e) enter into and perform its obligations under an underwriting agreement, if the offering is an underwritten offering, in usual and customary form, with the managing underwriter or underwriters of such underwritten offering;

         (f) notify each Holder of Registrable Securities covered by the Registration Statement, at any time when a prospectus relating thereto covered by the Registration Statement is required to be delivered under the 1933 Act, of the happening of any event of which it has knowledge as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

         Section 7. INFORMATION BY THE HOLDER. Each Holder of Registrable Securities included in any Registration Statement shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company reasonably may request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Agreement.

         Section 8. ASSIGNMENT OF REGISTRATION RIGHTS. The rights granted the Holders under this Agreement may not be assigned except to a transferee of all or a portion of the Registrable Securities.

         Section 9. TERMINATION OF REGISTRATION RIGHTS. The rights granted pursuant to this Agreement shall terminate as to each Holder (and permitted transferee under Section 8 hereof) upon the occurrence of any of the following:

         (a) all such Holder's Registrable Securities subject to this Agreement have been sold; or

         (b) such Holder's Registrable Securities subject to this Agreement may be sold without such registration pursuant to Rule 144 promulgated by the SEC pursuant to the 1933 Act.

         Section 10.  INDEMNIFICATION.

         (a) In the event of the filing of any Registration Statement with respect to Registrable Securities pursuant to Section 3 hereof, the Company agrees to indemnify and hold harmless the Holder and each person, if any, who controls the Holder within the meaning of the 1933 Act ("Distributing Holders") against any losses, claims, damages or liabilities, joint or several (which shall, for all purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and all attorneys' fees and expenses), to which the Distributing Holders may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any such Registration Statement, or any related preliminary prospectus, final prospectus, offering circular, notification or amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement, preliminary prospectus, final prospectus, offering circular, notification or amendment or supplement thereto in reliance upon, and in conformity with, written information furnished to the Company by the Distributing Holders, specifically for use in the preparation thereof. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

         (b) Each Distributing Holder agrees that it will indemnify and hold harmless the Company, and each officer, director of the Company or person, if any, who controls the Company within the meaning of the 1933 Act, against any losses, claims, damages or liabilities (which shall, for all purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and all attorneys' fees and expenses) to which the Company or any such officer, director or controlling person may become subject under the 1933 Act or otherwise, insofar as such losses claims, damages or liabilities (or actions in respect thereof); arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in a Registration Statement, or any related preliminary prospectus, final prospectus, offering circular, notification or amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in such Registration Statement, preliminary prospectus, final prospectus, offering circular, notification or amendment or supplement thereto in reliance upon, and in conformity with, written information furnished to the Company by such
Distributing Holder, specifically for use in the preparation thereof and, provided further, that the indemnity agreement contained in this Section 10(b) shall not inure to the benefit of the Company with respect to any person asserting such loss, claim, damage or liability who purchased the Registrable Securities which are the subject thereof if the Company was responsible for the failure to send or give (in violation of the 1933 Act or the rules and regulations promulgated thereunder) a copy of the prospectus contained in such Registration Statement to such person at or prior to the written confirmation to such person of the sale of such Registrable Securities, where the Company was obligated to do so under the 1933 Act or the rules and regulations promulgated thereunder. This indemnity agreement will be in addition to any liability which the Distributing Holders may otherwise have.

         (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than as to the particular item as to which indemnification is then being sought solely pursuant to this Section. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, assume the defense thereof, subject to the provisions herein stated and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless the indemnifying party shall not pursue the action to its final conclusion, in which event, such legal or other expenses shall become the responsibility of the indemnifying party from and after it relinquishes its role of so pursuing such action. The indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the indemnifying party if the indemnifying party has assumed the defense of the action with counsel reasonably satisfactory to the indemnified party; provided that if the indemnified party is the Distributing Holder, the fees and expenses of such counsel shall be at the expense of the indemnifying party if (i) the employment of such counsel has been specifically authorized in writing by the indemnifying party, or (ii) the named parties to any such action (including any impleaded parties) include both the Distributing Holder and the indemnifying party and the Distributing Holder shall have been advised by such counsel that there may be one or more legal defenses available to the indemnifying party different from or in conflict with any legal defenses which may be available to the Distributing Holder (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the Distributing Holder, it being understood, however, that the indemnifying party shall, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable only for the reasonable fees and expenses of one separate firm of attorneys for all Distributing Holders, which firm shall be designated in writing by the Distributing Holders). No settlement of any action against an indemnified party shall be made without the prior written consent of the indemnified party, which consent shall not be unreasonably withheld.

         Section 11. CONTRIBUTION. In order to provide for just and equitable contribution under the 1933 Act in any case in which (i) the Distributing Holder makes a claim for indemnification pursuant to Section 10 hereof but is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that the express provisions of Section 10 hereof provide for indemnification in such case, or (ii) contribution under the 1933 Act may be required on the part of any Distributing Holder, then the Company and the applicable Distributing Holder shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (which shall, for all purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and all attorneys' fees and expenses), in either such case (after contribution from others) on the basis of relative fault as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the applicable Distributing Holder, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Distributing Holder agree that it would not be just and equitable if contribution pursuant to this Section were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933
Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding the provisions of this
Section 11, the Holder shall not be required to contribute any amount in excess of the Purchase Price.

         Section 12. NOTICES. Any notice pursuant to this Agreement by the Company or by the Holder shall be in writing and shall be deemed to have been duly given if delivered by (i) hand, (ii) by facsimile and followed by mail delivery, or (iii) if mailed by certified mail, return receipt requested, postage prepaid, addressed as follows:

         (a) If to the Holder, to its, his or her address set forth on the signature page of this Agreement, with a copy to the person designated in the Purchase Agreement; and

         (b) If to the Company, at:

             6714 Netherlands Drive
             Wilmington, NC 28405
             Attn: Daniel P. Flohr, President
             Fax: (910) 395-6108;

                      with a copy to:

             Warshaw Burstein Cohen Schlesinger & Kuh, LLP
             555 Fifth Avenue
             New York, NY 10017
             Attn: Arthur A. Katz, Esq.
             Fax: (212) 972-9150;

or to such other address as any such party may designate by notice to the other party. Notices shall be deemed given at the time they are delivered personally or five (5) days after they are mailed in the manner set forth above. If notice is delivered by facsimile and followed by mail, delivery shall be deemed given two (2) business days after such facsimile is sent.

         Section 13. ASSIGNMENT. This Agreement is binding upon and inures to the benefit of the parties hereto and their respective heirs, successors and permitted assigns. This Agreement cannot be assigned, amended or modified by the parties hereto, except by written agreement executed by the parties hereto. If requested by the Company, the Holder shall have furnished to the Company an opinion of counsel reasonably satisfactory to the Company to such effect.

         Section  14.   COUNTERPARTS.   This   Agreement   may  be  executed  in
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         Section 15. HEADINGS. The headings in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         Section 15. GOVERNING LAW, VENUE. This Agreement shall be governed by and construed in accordance with the laws and jurisdiction of the State of New York, with regard to conflicts of law principles.

         Section 17. SEVERABILITY. If any provision of this Agreement shall for any reason be held invalid or unenforceable, such invalidity or unenforceablity shall not affect any other provision hereof and this Agreement shall be construed as if such invalid or unenforceable provision had never been contained herein.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, on the day and year first above written.

                               C-PHONE CORPORATION

                               By:
                                   -------------------------
                                   Name:
                                   Title:


                               HOLDER



                               By:
                                   -------------------------
                                   Name:
                                   Title:



                               JOSEPHTHAL LYON & ROSS INCORPORATED

                               By:
                                   -------------------------
                                   Name:
                                   Title:


Solely for the Purposes
of Section 3(e) of this
Agreement

------------------------
Daniel P. Flohr